EXHIBIT 2
SHARE PURCHASE AGREEMENT
     THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is made and effective as of June 14, 2007, between Michael J. Blumenfeld, residing at                  (“Seller”), and Double Black Diamond Offshore LDC and Black Diamond Offshore Ltd., each a Cayman Islands corporation (collectively, “Purchaser”).
     In consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Sale and Purchase. Seller hereby sells and assigns to Purchaser, and Purchaser hereby purchases and accepts from Seller, all of Seller’s right, title and interest in and to 1,467,488 shares of common stock (the “Shares”) of Collegiate Pacific, Inc. (the “Issuer”), for the purchase price of $9.25 per share (the “Purchase Price”).
     2. Representations and Warranties of Seller. To induce Purchaser to enter into this Agreement and to purchase the Shares purchased hereunder, Seller hereby represents and warrants to Purchaser as follows:
     (a) Title to Shares. Seller is the true and lawful beneficial owner of the Shares being transferred hereunder, free and clear of any liens, restrictions, security interests, claims, rights of another, or encumbrances, except restrictions under applicable securities laws; the Shares are not subject to any outstanding options, warrants, calls, or similar rights of any other person to acquire the same; and Seller has the full right and capacity to convey, and will convey to Purchaser, good and marketable title to the Shares, free and clear of any liens, restrictions, security interests, claims, rights of another, or encumbrances, except restrictions under applicable securities laws.
     (b) No Conflict. The execution, delivery and performance of this Agreement by Seller will not (i) violate any law, rule, regulation or order applicable to Seller or (ii) violate or conflict with any agreement or other instrument to which Seller is a party or by which Seller is bound.
     (c) No Broker. Seller has not engaged, consented to or authorized any broker, finder or intermediary to act on his behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. Seller hereby agrees to indemnify and hold harmless Purchaser from and against all fees, commissions or other payments owing to any party acting on behalf of Seller hereunder.
     3. Representations and Warranties of Purchaser. To induce Seller to execute this Agreement and consummate the transactions contemplated hereby, Purchaser hereby represents and warrants to Seller that:
     (a) Authority/Enforceability. Purchaser has full power and authority to enter into and perform this Agreement, and this Agreement has been duly and validly executed and delivered by Purchaser and constitutes a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.
     (b) No Conflict. The execution, delivery and performance of this Agreement by Purchaser will not: (i) violate any law, rule or regulation applicable to Purchaser or its properties, or (ii) violate or conflict with any agreement to which Purchaser is a party, or by which it is bound, or (iii) violate or conflict with the certificate of incorporation, bylaws or other organizational documents of Purchaser.
     (c) Purchase for Investment; Investment Experience. Purchaser is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. Purchaser does not have any contract, undertaking, agreement or arrangement with any person, firm or entity (each, a “Person”) to sell, transfer or grant a participation to such Person or to any third Person with respect to any of the Shares. Purchaser understands that the purchase of the Shares involves substantial risk. Purchaser has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Shares and protecting its own interests in connection with this investment. Purchaser is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).
     (d) Restricted Securities. Purchaser understands that the Shares to be purchased by Purchaser hereunder are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. Purchaser is familiar with Rule 144 under the Securities Act, and understands the resale limitations imposed thereby and by the Securities Act. Purchaser understands that the certificate(s) evidencing the Shares may bear legends required by applicable federal and state securities laws.
     (e) No Broker. Purchaser has not engaged, consented to or authorized any broker, finder or intermediary to act on his behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. Purchaser hereby agrees to indemnify and hold harmless Seller from and against all fees, commissions or other payments owing to any party acting on behalf of Purchaser hereunder.
     4. Settlement. The settlement of the transactions contemplated by this Agreement shall take place as follows: (i) as and when Seller desires to deliver Shares held by Seller in record name for payment, he will notify Seller by 5:00 pm Dallas Time on the business day immediately preceding the day on which such Shares will be delivered to Purchaser (“Record Name Notice”), and provided that the Shares described in the notice are delivered to Purchaser by a courier or courier service with signature receipt required by 11:00 am Dallas Time on the business day following the delivery of the Record Name Notice, Purchaser will no later than 1:00 pm Dallas Time initiate wire transfer of immediately available funds in payment of such Shares held in record name to such account(s) as are designated in the Record Name Notice; and (ii) as and when Seller desires to deliver Shares held by Seller in street name for payment, he will provide notice by 5:00 pm Dallas Time on the business day immediately preceding the day on which DTC transfer instructions will be delivered to Purchaser (“Street Name Notice”), and provided that such DTC transfer instructions executed by Seller are delivered to Purchaser by a courier or courier service with signature receipt required by 11:00 am Dallas Time on the business day following the delivery of the Street Name Notice, Purchaser will no later than 1:00 pm Dallas Time on the business day following the delivery of the Street Name Notice initiate wire transfer of immediately available funds in payment of such Shares held in street name to such account(s) as are designated in the Street Name Notice. Without limiting the foregoing, at the time of settlement, and against payment of the Purchase Price for Shares delivered (whether in record name or street name), Seller shall deliver, or cause to be delivered, to Purchaser or its designee, as instructed by Purchaser, certificates representing such Shares duly endorsed to Purchaser in blank or by separate stock power, or shall otherwise cause such Shares to be transferred into the name of Purchaser on the records of the Issuer or any transfer agent to the reasonable satisfaction of Purchaser.
     5. Payment of Purchase Price. At each settlement described in Section 4, Purchaser will pay the Purchase Price to Seller by wire transfer of immediately available funds to an account or accounts designated by Seller in the Notice.
     6. Amendment. No amendment, modification or change to this Agreement shall be binding on either party unless set forth in a document executed by the parties.
     7. Further Assurances. Seller and Purchaser each agree to execute and deliver such other documents and perform such other acts as may reasonably be considered to be necessary to effectuate the intent and purpose of this Agreement.
     8. Successors and Assigns. This Agreement shall inure to the benefit of and be binding on the parties hereto and their respective legal representatives, successors and assigns.
     9. Notices. Any notice or other formal communication given in connection with this Agreement must be in writing sent to the address specified below, and shall be deemed to have been given (a) when received if given in person or by a courier or a courier service or (b) on the date of transmission if sent by facsimile transmission with confirmation of receipt.

If to Seller, addressed as follows:	Michael J. Blumenfeld

If to Purchaser, addressed as follows:	Black Diamond Offshore Ltd.
Double Black Diamond Offshore LDC
2100 McKinney Avenue, Suite 1600

Dallas, Texas 75201
Attention: Bill Lockhart
Phone: (214) 932-9600
Email: blockhart@carlsoncapital.com

and:

Attention: Kristen Gregory
Phone: (214) 932-9642
Email: kgregory@carlsoncapital.com
     10. Third Party Rights. Except as expressly stated in this agreement, a person who is not a party to this agreement may not enforce any of its terms.
     11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to principles of conflicts of law.
     12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.
     13. Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof, and supersedes all previous contracts and agreements between the parties hereto, both oral and written.
     14. Survival. The representations and warranties in Sections 2 and 3 shall survive settlement hereunder. All covenants and agreements (including, without limitation, the covenants set forth in Sections 4 and 5) set forth in this Agreement shall survive for so long as performance is required thereunder.
     15. Fees, Costs and Expenses. Except as otherwise provided herein, each party shall pay all costs and expenses incurred by or on behalf of such party in connection with the negotiation of this Agreement and the performance of the transactions contemplated hereby, including, without limiting the generality of the foregoing, fees and expenses of consultants, accountants and legal counsel.
[the next page is the signature page]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

Purchaser

DOUBLE BLACK DIAMOND OFFSHORE LDC

By:	/s/ Clint D. Carlson

Name:	Clint D. Carlson
Title:	President, Asgard Investment Corporation, General Partner of Carlson Capital, L.P., Investment Adviser

BLACK DIAMOND OFFSHORE LTD.

By:	/s/ Clint D. Carlson

Name:	Clint D. Carlson
Title:	President, Asgard Investment Corporation, General Partner of Carlson Capital, L.P., Investment Adviser

Seller

/s/ Michael J. Blumenfeld

Name: Michael J. Blumenfeld

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